UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2015

FBEC Worldwide, Inc.
  (Exact name of registrant as specified in its charter)

307-222-6000
(Registrant's telephone number, including area code)

Wyoming	000-52297	47-3855542
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification Number)

1621 Central Ave
Cheyenne, WY 82001
 (Address of principal executive offices) (Zip Code)

Frontier Beverage Company, Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Board Meeting on May 8, 2015 of FBEC Worldwide Inc., a Wyoming Corporation, the Company has acknowledged that the majority shareholder and Board of Directors appointed Darren Hamans as a Director and Member of the Board of Directors of FBEC Worldwide Inc. The Board of Directors has authorized the Employment Contract for Darren Hamans, inclusive of salary and stock per the reference of Exhibit 10.1

Darren Hamans, age 46, has extensive experience developing new businesses and start-ups. Mr. Hamans started his management career with the Canadian based Meridian/Wolsely as the Territory Manager for five years where he was instrumental in developing marketing programs and managing a $2,000,000 portfolio. He was CEO of Gasketmaster & Supply Corp for 14 years, based in Edmonton, Alberta-Canada; and CEO of Tri-C Industrial Supply for 4 years. More recently, Mr. Hamans was CEO of the Southern California-based Simply Talk where he developed a distribution network in South America. With over 20 years’ experience in corporate management and development, Darren brings his experience to FBEC Worldwide.

Item 3.02 Unregistered Sales of Equity Securities.

On April 30, 2015, the Company issued a 10% interest bearing Convertible Promissory Note in the principal amount of $50,250 to Beaufort Capital Partners LLC, a New York Limited Liability company("BCP"). The note included an Original Issuer Discount (OID) of $5,000 reserved for processing fees, and the company received $45,250. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is October 30, 2015 and the holders have the right to convert any portion of the principal amount thereof at a 40% discount to the lowest intraday trading price within twenty (20) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent.

On May 15, 2015, the Company issued a 10% interest bearing Convertible Promissory Note in the principal amount of $20,000 to BCP. The note included an Original Issuer Discount (OID) of $5,000 reserved for processing fees, and the company received $15,000. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is November 14, 2015 and the holders have the right to convert any portion of the principal amount thereof at a 38% discount to the lowest intraday trading price within twenty (20) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent.

On May 15, 2015, the Company issued a 10% interest bearing Convertible Promissory Note in the principal amount of $45,000 to BCP. The note included an Original Issuer Discount (OID) of $7,500 reserved for processing fees, and the company received $37,500. Pursuant to the terms of the convertible promissory note, the 6 month maturity date is November 14, 2015 and the holders have the right to convert any portion of the principal amount thereof at a 38% discount to the lowest intraday trading price within twenty (20) days prior to a Conversion Notice submitted to the Issuer’s Transfer Agent.

On May 15, 2015 the Company entered into a settlement agreement with IBC Funds and paid in full $30,000 in order to fully settle the outstanding debt and prevent any future conversions on the balance of the convertible note issued on June 14, 2014. As disclosed in the 10-Q for the period ending September 30, 2015, on June 4, 2014, the convertible note agreement was entered into for a total of $103,344 due on December 2, 2014 with an interest of 0% per annum, with certain convertible provisions. All amounts due thereunder have now been fully settled.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description of Exhibit
10.1	Employment Agreement for Darren Hamans May 8, 2015
10.2	Convertible Promissory Note with Beaufort Capital Partners, LLC dated April 30, 2015
10.3	Convertible Promissory Note with Beaufort Capital Partners, LLC dated May 14, 2015
10.4	Convertible Promissory Note with Beaufort Capital Partners, LLC dated May 18, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 18th day of May, 2015.

FBEC WORLDWIDE, INC.

/s/ Robert S. Sand
__________________
Robert Sand, Chairman and Chief Executive Officer